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                                                                    EXHIBIT 23.3


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 1 to this Registration Statement on Form S-3 of the Annual Report on Form 10-K, for the year ended December 31, 2000, for KCS Energy, Inc. in accordance with the requirements of the Securities Act of 1933, with the inclusion in such Annual Report of our reserve report incorporated therein, and references to our name in the form and context in which they appear.




NETHERLAND, SEWELL & ASSOCIATES, INC.

By:    /s/ P. SCOTT FROST
       ----------------------
       P. Scott Frost
       Senior Vice President


Dallas, Texas

June 20, 2001